Exhibit 99.1

Supernus Pharmaceuticals to Host Conference Call and Webcast on February 25, 2025, to Discuss Fourth Quarter and Full Year 2024 Financial Results

ROCKVILLE, Md., February 11, 2025 - Supernus Pharmaceuticals, Inc. (Nasdaq: SUPN), a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases, today announced that the Company expects to report financial and business results for the fourth quarter and full year of 2024 after the market closes on Tuesday, February 25, 2025.

Jack Khattar, President and CEO, and Tim Dec, Senior Vice President and CFO, will host a conference call to present the fourth quarter and full year 2024 financial and business results on Tuesday, February 25, 2025 at 4:30 p.m. ET. Following management’s prepared remarks and discussion of business results, the call will be open for questions. A live webcast will be accessible in the Events & Presentations section of the Company’s Investor Relations website at https://www.supernus.com/Investors.

Participants may also pre-register any time before the call here. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.
Following the live call, a replay will be available on the Company's Investor Relations website at www.supernus.com/Investors. The webcast will be available on the Company’s website for 60 days following the live call.

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals is a biopharmaceutical company focused on developing and commercializing products for the treatment of central nervous system (CNS) diseases.

Our diverse neuroscience portfolio includes approved treatments for attention-deficit hyperactivity disorder (ADHD), dyskinesia in Parkinson’s disease (PD) patients receiving levodopa-based therapy, hypomobility in PD, epilepsy, migraine, cervical dystonia, and chronic sialorrhea. We are developing a broad range of novel CNS product candidates including new potential treatments for epilepsy, depression, and other CNS disorders.

For more information, please visit www.supernus.com/.

CONTACTS:

Jack A. Khattar, President and CEO
Timothy C. Dec, Senior Vice President and CFO
Supernus Pharmaceuticals, Inc.
(301) 838-2591

or

INVESTOR CONTACT:
Peter Vozzo
ICR Healthcare
(443) 213-0505
peter.vozzo@icrhealthcare.com